PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

*VMWARE, INC.*
*3401 HILLVIEW AVE.*
*PALO ALTO, CA 94304*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/VMW2022SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88942-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**VMWARE, INC.**

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

| **The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. ***Proposal 1 — The Merger Agreement Proposal:*** To vote on a proposal to approve the First Merger and the Second Merger (each as defined below) and to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 26, 2022, by and among VMware, Inc. ("VMware"), Broadcom Inc. ("Broadcom"), Verona Holdco, Inc., a direct wholly owned subsidiary of VMware ("Holdco"), Verona Merger Sub, Inc., a direct wholly owned subsidiary of Holdco ("Merger Sub 1"), Barcelona Merger Sub 2, Inc. a direct wholly owned subsidiary of Broadcom ("Merger Sub 2") and Barcelona Merger Sub 3, LLC, a direct wholly owned subsidiary of Broadcom ("Merger Sub 3"), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub 1 will merge with and into VMware (the "First Merger"), with VMware surviving the First Merger and becoming a wholly owned subsidiary of Holdco; (ii) following the effective time of the First Merger, VMware, the surviving company of the First Merger, will be converted into a Delaware limited liability company (the "LLC Conversion"); (iii) following the effective time of the LLC Conversion, Merger Sub 2 will merge with and into Holdco (the "Second Merger"), with Holdco surviving the Second Merger and becoming a wholly owned subsidiary of Broadcom; and (iv) following the effective time of the Second Merger, Holdco, the surviving company of the Second Merger, will merge with and into Merger Sub 3 (the "Third Merger" and together with the First Merger, the LLC Conversion and the Second Merger, the "Transactions"), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of Broadcom. | ☐ | ☐ | ☐ |
| 2. ***Proposal 2 — The Merger-Related Compensation Proposal:*** To vote on a proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to VMware's named executive officers that is based on or otherwise relates to the Transactions. | ☐ | ☐ | ☐ |
| 3. ***Proposal 3 — The Adjournment Proposal:*** To vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal. | ☐ | ☐ | ☐ |
| 4. ***Proposal 4 — Charter Amendment Proposal:*** To vote to approve and adopt an amendment to VMware's certificate of incorporation to eliminate the personal liability of VMware's officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

D88943-TBD

**SPECIAL MEETING OF STOCKHOLDERS, [TBD], 2022**
**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS**

The undersigned hereby appoints each of Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Executive Vice President, General Counsel and Secretary, as proxies, each with full power of substitution, to represent and to vote at the Special Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on [TBD], 2022 at [TBD] a.m., Pacific Time, via the Internet at www.virtualshareholdermeeting.com/VMW2022SM and at any adjournments thereof, all the shares of VMware's Class A common stock, par value $.01 per share, that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Meeting.

**THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE MERGER AGREEMENT PROPOSAL (PROPOSAL 1), "FOR" THE MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2), "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 3), AND "FOR" THE CHARTER AMENDMENT PROPOSAL (PROPOSAL 4).**

**PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.**

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

**Continued on reverse side**